Exhibit 99.1

FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: July 25, 2007

Contacts:
	Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
	President and	Treasurer and
	Chief Executive Officer	Chief Financial Officer
	570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.
SECOND QUARTER 2007 FINANCIAL RESULTS

Dunmore, PA — Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended June 30, 2007 of $1,159,000, a 23% increase compared to $939,000 for the same quarter of 2006.  Earnings per share on a fully diluted basis for the quarter totaled $0.56, up from $0.45 for the prior year period.

Net income for the six months ended June 30, 2007 was $2,203,000, a 12% increase compared to net income of $1,970,000 for the same 2006 period.  Earnings per share were $1.07 and $0.96 for the six months ended June 30, 2007 and 2006, respectively

Net interest income increased to $4,323,000 for the quarter ended June 30, 2007 from $4,265,000 recorded during the same quarter of 2006.  Growth in money market and non-interest bearing deposits, along with reductions in repurchase agreements and long-term debt each contributed towards containing rising interest costs below interest income growth while operating in a higher interest rate environment.  This improved the net interest margin to 3.34% for the second quarter of 2007 from 3.26% for same 2006 period.

Net interest income increased to $8,627,000 for the six months ended June 30, 2007 from $8,496,000 recorded during the same quarter of 2006.  Net interest margin was 3.35% during the first half of 2007, up five basis points from 3.30% during the same 2006 period.

No provision for loan loss was required during the second quarter or six months of 2007 compared to $175,000 and $250,000 in the same 2006 quarter and six month period, respectively. The allowance for loan losses was 1.24% of total loans at June 30, 2007, down from 1.36% at June 30, 2006.

“Our continuing efforts to improve asset quality and build a more stable deposit structure lead to improvements in both our margin and net income in this latest period,” said Steven C. Ackmann, President and CEO. “The recent opening of our new Green Ridge office, which is receiving widespread praise and exceeding our early expectations, is an important part of this strategy of building a solid core deposit base. Continuing with this plan, we anticipate breaking ground on our new West Scranton office on August 2, 2007.”

Total other income recorded for the quarter ended June 30, 2007 was $1,329,000, compared with $1,084,000 for the same quarter in 2006.  A gain recorded on sale of a foreclosed property in the second quarter of 2007 along with growth in service charge and fee income produced the $245,000 increase in other income compared to the second quarter of 2006.  Total other income for the six months ended June 30, 2007 was $2,543,000, up compared to $2,213,000 for the same period in 2006.

Total other operating expenses increased from $3,948,000 to $4,088,000 for the quarters ending June 30, 2006 and 2007, respectively.  The operating expense increase resulted primarily from salary and benefit expenses plus more advertising expenses, associated with our Green Ridge branch grand opening, occurring during in the second quarter of 2007 as compared to 2006.  Total other operating expenses increased 4% from $7,871,000 for the six months ending June 30, 2006 to $8,201,000 for 2007.

The Company’s assets grew $11,174,000 to total $573,492,000 at June 30, 2007 from $562,318,000 at December 31, 2006.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 12 community banking offices and 19 ATM locations.

For more information please visit our investor relations web site located at www.the-fidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006
Assets
Total cash and cash equivalents	$12,220,533	$14,435,738	$13,800,848	$20,832,779	$12,121,597
Investment securities	107,964,486	101,291,577	100,410,736	101,740,346	113,547,682
Federal Home Loan Bank Stock	4,151,900	3,598,600	3,795,100	3,259,400	4,558,400
Loans and leases	425,652,831	422,955,523	422,765,351	415,915,591	423,660,466
Allowance for loan losses	(5,294,537)	(5,359,758)	(5,444,303)	(5,843,538)	(5,738,470)
Premises and equipment, net	13,331,402	10,941,355	11,324,465	11,296,696	11,521,561
Life insurance cash surrender value	8,331,225	8,254,777	8,177,961	8,105,171	8,033,031
Other assets	7,134,628	8,508,130	7,487,830	7,534,038	7,423,958

Total assets	$573,492,468	$564,625,942	$562,317,988	$562,840,483	$575,128,225

Liabilities
Non-interest-bearing deposits	$72,067,616	$71,623,735	$73,741,975	$71,548,817	$70,560,800
Interest-bearing deposits	349,263,741	342,443,261	336,592,620	348,180,970	352,294,555
Total deposits	421,331,357	414,066,996	410,334,595	419,729,787	422,855,355
Short-term borrowings	29,601,083	31,607,966	33,656,150	22,826,739	31,659,106
Long-term debt	66,125,522	62,331,630	62,536,210	65,590,062	68,324,751
Other liabilities	4,235,491	3,985,911	4,179,170	3,730,970	3,253,894
Total liabilities	521,293,453	511,992,503	510,706,125	511,877,558	526,093,106

Shareholders’ equity	52,199,015	52,633,439	51,611,863	50,962,925	49,035,119

Total liabilities and shareholders’ equity	$573,492,468	$564,625,942	$562,317,988	$562,840,483	$575,128,225

Average Quarterly Balances:	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006
Assets
Total cash and cash equivalents	$11,362,306	$12,185,856	$10,970,802	$10,133,961	$10,258,096
Investment securities	112,993,078	108,698,773	114,670,680	116,520,987	122,638,043
Loans and leases, net	415,200,287	419,942,066	412,624,062	414,380,326	414,575,812
Premises and equipment, net	10,994,719	11,194,541	11,260,563	11,480,499	11,523,344
Other assets	16,905,957	14,415,628	13,908,846	12,321,122	12,054,841

Total assets	$567,456,347	$566,436,864	$563,434,953	$564,836,895	$571,050,136

Liabilities
Non-interest-bearing deposits	$70,718,373	$69,737,257	$70,975,409	$68,170,366	$67,504,856
Interest-bearing deposits	344,421,824	354,901,749	344,024,072	349,113,993	337,651,638
Total deposits	415,140,197	424,639,006	414,999,481	417,284,359	405,156,494
Short-term borrowings and long-term debt	95,203,717	85,273,730	92,572,901	93,953,798	113,726,078
Other liabilities	4,208,926	4,341,031	4,501,801	3,968,526	3,374,110
Total liabilities	514,552,840	514,253,767	512,074,183	515,206,683	522,256,682

Shareholders’ equity	52,903,507	52,183,097	51,360,770	49,630,212	48,793,454

Total liabilities and shareholders’ equity	$567,456,347	$566,436,864	$563,434,953	$564,836,895	$571,050,136

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006
Interest income
Loans and leases	$7,260,240	$7,001,132	$14,544,786	$13,631,908
Securities and other	1,424,138	1,370,036	2,771,408	2,632,697

Total interest income	8,684,378	8,371,168	17,316,194	16,264,605

Interest expense
Deposits	3,222,678	2,750,117	6,556,701	5,147,023
Borrowings and debt	1,139,144	1,355,627	2,132,747	2,621,849

Total interest expense	4,361,822	4,105,744	8,689,448	7,768,872

Net interest income	4,322,556	4,265,424	8,626,746	8,495,733

Provision for loan losses	—	175,000	—	250,000
Other income	1,329,114	1,083,952	2,542,777	2,212,777
Other expenses	4,087,553	3,948,149	8,200,596	7,870,899
Provision for income taxes	405,384	287,607	765,843	617,360
Net income	$1,158,733	$938,620	$2,203,084	$1,970,251

	Three Months Ended
	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006
Interest income
Loans and leases	$7,260,240	$7,284,546	$7,268,584	$7,226,814	$7,001,132
Securities and other	1,424,138	1,347,270	1,401,955	1,367,752	1,370,036

Total interest income	8,684,378	8,631,816	8,670,539	8,594,566	8,371,168

Interest expense
Deposits	3,222,678	3,334,023	3,213,402	3,132,402	2,750,117
Borrowings and debt	1,139,144	993,603	1,097,766	1,148,667	1,355,627

Total interest expense	4,361,822	4,327,626	4,311,168	4,281,069	4,105,744

Net interest income	4,322,556	4,304,190	4,359,371	4,313,497	4,265,424

Provision for loan losses	—	—	—	75,000	175,000
Other income	1,329,114	1,213,663	1,173,086	1,136,275	1,083,952
Other expenses	4,087,553	4,113,043	4,011,713	3,995,764	3,948,149
Provision for income taxes	405,384	360,459	395,688	349,032	287,607
Net income	$1,158,733	$1,044,351	$1,125,056	$1,029,976	$938,620

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Jun. 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006
Selected Returns and financial ratios
Diluted earnings per share	$0.56	$0.51	$0.54	$0.51	$0.45
Dividends per share	$0.22	$0.22	$0.22	$0.22	$0.22
Yield on interest-earning assets (FTE)	6.61%	6.65%	6.55%	6.45%	6.29%
Cost of interest-bearing liabilities	3.98%	3.99%	3.92%	3.83%	3.65%
Net interest spread	2.63%	2.66%	2.63%	2.62%	2.64%
Net interest margin	3.34%	3.36%	3.34%	3.29%	3.26%
Return on average assets	0.82%	0.75%	0.79%	0.72%	0.66%
Return on average equity	8.79%	8.12%	8.69%	8.18%	7.66%
Efficiency ratio	71.16%	72.86%	71.31%	71.85%	72.15%
Expense ratio	1.98%	2.11%	2.03%	2.03%	2.03%

	Six Months Ended
	Jun. 30, 2007	Jun. 30, 2006
Diluted earnings per share	$1.07	$0.96
Dividends per share	$0.44	$0.44
Yield on interest-earning assets (FTE)	6.63%	6.21%
Cost of interest-bearing liabilities	3.98%	3.51%
Net interest spread	2.65%	2.70%
Net interest margin	3.35%	3.30%
Return on average assets	0.78%	0.70%
Return on average equity	8.46%	8.08%
Efficiency ratio	71.99%	71.77%
Expense ratio	2.04%	2.03%

Other data

	Jun. 30, 2007		Mar. 31, 2007		Dec. 31, 2006		Sep. 30, 2006		Jun. 30, 2006
Book value per share	$25.25		$25.51		$25.09		$24.82		$23.93
Equity to assets	9.10%		9.32%		9.18%		9.05%		8.53%
Allowance for loan losses to:
Total loans	1.24%		1.27%		1.29%		1.41%		1.36%
Non-accrual loans	1.21	x	1.69	x	1.62	x	1.43	x	0.77	x
Non-accrual loans to net loans	1.04%		0.76%		0.80%		1.00%		1.79%
Non-performing assets to total assets	0.78%		0.67%		0.65%		0.93%		1.36%